CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Proxy Statement/Prospectus included in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14) of Quaker Investment Trust.

We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Impact Shares Trust I (constituting Impact Shares Affordable Housing MBS ETF) dated October 25, 2022, which was filed with the Securities and Exchange Commission in Post-Effective Amendment No. 25 to the Registration Statement (Form N-1A File No. 333-221764) and is incorporated by reference into the Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated August 29, 2022, with respect to the financial statements and financial highlights of Impact Shares Affordable Housing MBS ETF included in its Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Dallas, Texas

August 8, 2023